Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                             San Francisco, CA 94104
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                             Internet: www.phjw.com


                                  April 7, 1999


Allegiance Investment Trust
800 North Broad Boulevard, Suite 300
Glendale, CA 91203

         Re:      Allegiance American Value Fund
                  Allegiance Intermediate-Term Bond Fund
                  Allegiance California Tax-Free Intermediate Bond Fund

Ladies and Gentlemen:

         We have acted as counsel to Allegiance Investment Trust, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed on December 31, 1998, and subsequent amendments filed with the Securities and Exchange Commission (the "Pre-Effective Amendments"), and relating to the issuance by the Trust of an indefinite number of $0.01 (one-cent) par value shares of beneficial interest (the "Shares") by three series of the Trust: the Allegiance American Value Fund, the Allegiance Intermediate-Term Bond Fund, and the Allegiance California Tax-Free Intermediate Bond Fund (collectively the "Funds").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

         (a) the Trust's Agreement and Declaration of Trust dated September 2, 1998 (the "Declaration of Trust"); and the Trust's Certificate of Trust dated October 12, 1997, as amended August 27, 1998 (as filed with the Delaware Secretary of State on October 15, 1997 and September 2, 1998), as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (b) the Bylaws of the Trust dated September 2, 1998, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

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         (c)      resolutions of the Sole Trustee of the Trust adopted by
                  written consent on September 2, 1998, authorizing the establishment of the Funds and the issuance of the Shares;

         (d)      the Pre-Effective Amendments; and

         (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, supp. 1998) as updated on Lexis through April 6, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Pre-Effective Amendments, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Pre-Effective Amendments and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

         We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Pre-Effective Amendments, and (ii) the filing of this opinion as an exhibit to the Pre-Effective Amendments.

                                       Sincerely yours,


                                       /s/ Paul, Hastings, Janofsky & Walker LLP



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                           ALLEGIANCE INVESTMENT TRUST

                              OFFICER'S CERTIFICATE


         The undersigned officer of Allegiance Investment Trust (the "Trust"), in connection with the opinion to be rendered by Paul, Hastings, Janofsky & Walker LLP ("PHJ&W"), in connection with the Trust's filing of Pre-Effective Amendment(s) with respect to three of its series: the Allegiance American Value Fund, the Allegiance Intermediate-Term Bond Fund, and the Allegiance California Tax-Free Intermediate Bond Fund (collectively the "Funds") with the Securities and Exchange Commission, hereby certifies, represents, and covenants to PHJ&W that:


         1. The undersigned is an officer of the Trust and is authorized to execute this certificate on behalf of the Trust.


         2. The undersigned has furnished PHJ&W with a true and complete copy of the Trust's Agreement and Declaration of Trust dated September 2, 1998; and the Trust's Certificate of Trust dated October 12, 1997, as amended August 27, 1998 (as filed with the Delaware Secretary of State on October 15, 1997 and September 2, 1998).


         3. The undersigned has furnished PHJ&W with a true and complete copy of the Trust's Bylaws dated September 2, 1998. The Bylaws without amendment are in full force and effect on the date hereof.


         4. To the best knowledge of the undersigned, no action or proceeding seeking to revoke, terminate, wind-up, or dissolve the Trust or the Funds has been taken or commenced.


         5. The resolutions of the Sole Trustee adopted by written consent on September 2, 1998, authorizing the establishment of the Funds and the issuance of their shares remains in full force and effect without amendment or modification through the date hereof.

         6. No shareholder of the Trust has agreed to pay anything to or on behalf of the Trust with respect to the Trust's shares other than the public offering price therefor.



Dated: April 7, 1999                      By: /s/ Charles L. Bock
                                             ----------------------------------
                                                Charles L. Bock
                                                Treasurer and Secretary
                                                Allegiance Investment Trust

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